Exhibit 32

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. § 1350, that:

(1)                                  The accompanying Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date November 6, 2003	/s/ James D. Hartman
President, Chief Executive Officer and
Chief Financial Officer